UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013 (June 28, 2013)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

On June 28, 2013, Ryman Hospitality Properties, Inc. (the “Company”) posted to its website certain supplemental financial information for the full year 2012 and each of the quarters in 2012, in a format consistent with the Company’s 2013 presentation of similar information. As more fully described in the Company’s filings with the Securities and Exchange Commission, during 2012, Gaylord Entertainment Company, formerly a Delaware corporation and the predecessor to the Company, took steps to restructure its business operations to facilitate the Company’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes effective for the year ended December 31, 2013 (the “REIT conversion”). As a result of the REIT conversion and the restructuring of the Company’s operations in connection therewith, the Company made certain changes to its presentations for 2013, such as using the room-count method used by the Company’s hotel manager, Marriott International, Inc., beginning in the first quarter of 2013. To enable comparisons of quarterly or annual 2012 results to quarterly or annual 2013 results that have been or will be reported, the supplemental financial information posted to the Company’s website presents the Company’s quarterly and annual condensed consolidated statements of operations, adjusted EBITDA, consolidated, segment-level, and property-level revenues, and certain other operational measures for the full year 2012 and each of the quarters in 2012, which are re-presented and/or adjusted to reflect the method of presentation or calculation used by the Company beginning in the quarter ended March 31, 2013. The supplemental financial information is available on the Company’s website at www.rymanhp.com under the “Webcasts, Presentations & Transcripts” section of the Investor Relations page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: June 28, 2013	By:	/s/ Scott Lynn
	Name:	Scott Lynn
	Title:	Senior Vice President, General Counsel and Secretary